Exhibit 3.1

SIXTH AMENDED AND RESTATED

BYLAWS

OF

AEROVIRONMENT, INC.

Amended as of November 20, 2025

TABLE OF CONTENTS

i

ii

SIXTH AMENDED AND RESTATED

BYLAWS

OF

AEROVIRONMENT, INC.

ARTICLE I.
offices

Section 1.               REGISTERED OFFICES. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.               OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II.
MEETINGS OF STOCKHOLDERS

Section 1.               PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board (and may also be held solely by means of remote communication as designated by the Board). In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.               ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and time designated by the Board. The Board may postpone, reschedule or cancel any annual meeting of the stockholders previously scheduled by the Board. At each annual meeting, directors shall be elected, and any other proper business may be transacted.

Section 3.               QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, as may the Chairman of the Board or the chairman of the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Any meeting of the stockholders may be recessed or adjourned from time to time by the (a) Chairman of the Board or (b) the chairman of such meeting, whether or not there is a quorum and for any reason. No notice of time and place, if any, of adjourned meetings need be given except as required by applicable law.

Section 4.               VOTING. When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the outstanding stock having voting power present in person or represented by proxy and entitled to vote on a particular question shall decide such question brought before such meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation, these Bylaws or the rules and regulations of any stock exchange or other regulatory body applicable to the corporation or any of its securities, a different vote is required in which case such express voting threshold shall govern and control the decision of such question. Directors shall be elected in accordance with Article III, Section 2 hereof.

Section 5.               PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him or her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board as provided in Article II, Section 8 hereof. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Section 6.               SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the members of the Board. The Chairman of the Board, the Chief Executive Officer, or the Board may postpone, reschedule or cancel any special meeting of the stockholders previously called by them. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.               NOTICE OF STOCKHOLDERS’ MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given, which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, notice is deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article VII, Section 5 hereof. When a meeting is adjourned to another time or place, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting.

Section 8.               FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.               NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a)           Annual Meetings.

(i)           Nominations of persons for election to the Board of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the corporation who (I) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination or business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) from the time the notice provided for in this Section 9 is given to the Secretary of the corporation through the time of the meeting, (II) is entitled to vote at the meeting and (III) has either complied with this Section 9 as to such nomination or other business, or, to the extent eligible and qualifying thereunder, pursuant to (and in compliance with) the procedures and requirements set forth in Section 10 hereof. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (C) shall be the exclusive means for a stockholder to propose business to be considered or to propose any nominations of persons for election to the Board of the corporation at an annual meeting of the stockholders.

(ii)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 9, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the corporation and must provide any updates or supplements to such notice at the times and in the forms required by this Section 9. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the earlier of (A) the day on which notice of the meeting was mailed or (B) the date public announcement of the date of such meeting is first made by the corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

(iii)         To be in proper form for purposes of this Section 9, a stockholder’s notice to the Secretary shall set forth:

(A)             As to each Proposing Person (as defined below):

(I) (a) the name and address of the Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records), and the name and address of any Stockholder Associated Person (as defined below) that beneficially owns shares of the corporation; and (b) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Proposing Person and/or any Stockholder Associated Person, except that such persons shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such person has a right to acquire beneficial ownership at any time in the future and whether or not subject to conditions;

(II) a representation that such Proposing Person is a holder of record of stock entitled to vote at such meeting, will continue to be a stockholder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to make such nomination or to propose such business;

(III) any derivative, option, warrant, swap or other transaction or series of transactions engaged in, directly or indirectly, by the Proposing Person and/or any Stockholder Associated Person, the purpose or effect of which is to give the Proposing Person or any Stockholder Associated Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the Synthetic Equity Interests convey any voting rights in such shares, (y) the Synthetic Equity Interests are required to be, or are capable of being, settled through delivery of such shares or (z) the Proposing Person or any Stockholder Associated Person may have entered into other transactions that hedge or mitigate the economic effect of the Synthetic Equity Interests,

(IV) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which the Proposing Person and/or any Stockholder Associated Person has or may acquire a right to vote any shares of any class or series of the corporation;

(V) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by the Proposing Person and/or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”);

(VI) any rights to dividends on the shares of any class or series of the corporation owned beneficially by the Proposing Person and/or any Stockholder Associated Person that are separated or separable from the underlying shares of the corporation;

(VII) any proportionate interest in securities of the corporation or Synthetic Equity Interests held, directly or indirectly, by a general or limited partnership or similar entity in which the Proposing Person and/or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of such general or limited partnership or similar entity;

(VIII) any performance-related fees (other than an asset based fee) that the Proposing Person and/or any Stockholder Associated Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any;

(IX) any direct or indirect interest, including significant equity interests or any Synthetic Equity Interests or Short Interests with a market value of more than $100,000, in any competitor of the corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the corporation with the Securities and Exchange Commission thereafter but prior to the tenth day before the deadline for notice pursuant to this Section 9 (each a “Principal Competitor”) held by the Proposing Person and/or any Stockholder Associated Person;

(X) if the Proposing Person or any Stockholder Associated Person intends to engage in a solicitation, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and, if involving a nomination, a representation that such Proposing Person therewith intends to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the outstanding stock entitled to vote to the extent involving a nomination of director(s), or such other percentage required under applicable law, to approve or adopt the proposal;

(XI) a certification that the Proposing Person and each Stockholder Associated Person, if any, has complied with all applicable federal, state and other legal requirements in connection with the acquisition of shares or other securities of the corporation and such person’s acts or omissions as a stockholder of the corporation;

(XII) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) regardless if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by the Proposing Person and any Stockholder Associated Person; and

(XIII) any other information relating to the Proposing Person and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents with respect to the election of directors at the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (I) through (XIII) are referred to as “Disclosable Information”); provided, however, that Disclosable Information shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee that is deemed to be a Proposing Person or Stockholder Associated Person solely as a result of being directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(B)             As to each item of business other than a nomination of directors that the Proposing Person proposes to bring before the annual meeting:

(I) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the Proposing Person and any Stockholder Associated Person in such business;

(II) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such proposal includes a proposal to amend the Certificate of Incorporation or the Bylaws, the text of the proposed amendment); and

(III) a description of all agreements, arrangements and understandings (x) between or among any Proposing Person and any Stockholder Associated Person; or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business.

(C)             As to each individual, if any, whom the Proposing Person proposes to nominate for election to the Board:

(I) the name, age, business and residential address of such person;

(II) the principal occupation or employment of such person (present and for the past five (5) years);

(III) the completed and signed Director Questionnaire and representation and agreement required by Section 9(c)(iv) of these Bylaws;

(IV) a description of any business or personal interests that would reasonably be expected to place such person in a potential conflict of interest with the corporation or any of its subsidiaries;

(V) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(VI) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proposing Person and/or any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person and any applicable Stockholder Associated Person(s) were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

The corporation may require any proposed nominee to furnish such other information (I) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an “independent director” or “audit committee financial expert” of the corporation in accordance with applicable law, securities exchange rule or regulation, or with the corporation’s Corporate Governance Guidelines or (II) that could be material to a reasonable stockholder’s understanding of the eligibility or independence of such proposed nominee.

For purposes of these Bylaws, the term “Proposing Person” shall mean the stockholder providing the notice of business or nomination proposed to be brought before a stockholder meeting, and the term “Stockholder Associated Person” shall mean, with respect to a Proposing Person, (a) each beneficial owner, if any, on whose behalf the nomination is made or business is brought, as applicable, (b) any associate or affiliate of such Proposing Person or such beneficial owner, if any, (c) any other persons or entities who are a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Proposing Person or such beneficial owner, if any, with respect to acquiring, holding or voting any securities of the corporation, and (d) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Proposing Person or such beneficial owner, if any, with respect to any proposed business or nomination.

(b)           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) from the time the notice provided for in this Section 9 is given to the Secretary of the corporation through the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this paragraph (b) and paragraph (a)(iv) (including the procedures to update and supplement such notice) of this Section 9 as to such nominations. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if (x) the stockholder’s notice required shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of (i) the ninetieth day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting, (y) such stockholder’s notice includes the information required to be provided in paragraph (a)(iii) of this Section 9 and (z) such stockholder shall have provided any updates or supplements to such notice at the times and in the forms required by this Section 9. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, for a stockholder to bring nominations before a special meeting of stockholders, such stockholder must comply with the notice and other procedures set forth in this Section 9 and this shall be the exclusive means for a stockholder to bring such nominations properly before a special meeting.

(c)             General.  (i)    Only such persons who are nominated in accordance with the procedures set forth in this Section 9 (and, as applicable, Section 10) shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (and, as applicable, Section 10) and, if such proposed nomination or business is deemed not to have been properly made, to declare that such nomination or proposal has not been properly brought before the meeting and shall be disregarded and declared to be out of order, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(ii)           A stockholder providing notice of any nomination proposed to be made or business to be considered at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders, subject to the provisions of Section 9(c)(iii) below. In addition, if the stockholder giving the notice has delivered to the corporation a notice relating to the nomination of directors, the stockholder giving the notice shall deliver to the corporation no later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

(iii)         Within fourteen (14) days of receipt by the corporation of a stockholder’s notice of nomination or business pursuant to this Section 9, the corporation shall notify such stockholder in writing of deficiencies in the notice, if any, including any deficiencies in the completed Director Questionnaire (as defined below). A stockholder who has been notified by the corporation of any deficiencies in accordance with this paragraph may cure such deficiencies in writing to the Secretary of the corporation at the principal executive offices of the corporation within the applicable time frame for receipt of the notice, as set forth in Section 9(a)(ii) or Section 9(b). For the avoidance of doubt, notice from the corporation to the stockholder of any deficiencies shall not extend the applicable time frame set forth in Section 9(a)(ii) or Section 9(b) and no subsequent submission of notice by the stockholder shall limit the corporation’s right to reject such notice for failure to comply with these Bylaws.

(iv)         To be eligible to be a nominee for election as a director of the corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 9) to the Secretary at the principal executive office of the corporation a written questionnaire (the “Director Questionnaire”) with respect to the background and qualification of such proposed nominee (which Director Questionnaire shall be provided to the Nominating Shareholder by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary to the Nominating Shareholder upon written request) that such proposed nominee (A) is not and will not become a party to (I) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (II) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation and (C) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(v)           Notwithstanding anything to the contrary in these Bylaws, except as otherwise provided by law, if any stockholder (x) provides notice pursuant to Rule 14a-19 of the Exchange Act and (y) subsequently fails to comply with the requirements of Rule 14a-19 of the Exchange Act (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19 of the Exchange Act), then the director nominees proposed by such stockholder shall be ineligible for election at the applicable meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation.

(vi)          The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, (A) establishing an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present, (C) limitations on participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, (D) restrictions on entry to the meeting after the time fixed for the commencement thereof, (E) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot and (F) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board, the Chairman of the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. For the avoidance of doubt, any previously scheduled meeting of the stockholders may be rescheduled, postponed or cancelled by resolution of the Board upon public notice given on or prior to the date previously scheduled for such meeting of stockholders.

(vii)         For purposes of this Section 9, “public announcement” shall include disclosure in a press release reported by PRNewswire, Business Wire, the Dow Jones News Service, Associated Press or comparable national news or wire service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(viii)       Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 9 (and, as applicable, Section 10). This Section 9 is expressly intended to apply to any business proposed to be brought before a meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 9 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock of the corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 10.             INCLUSION OF STOCKHOLDER DIRECTOR NOMINATIONS IN THE CORPORATION’S PROXY MATERIALS

(a)           Subject to the terms and conditions set forth in these Bylaws, the corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by a stockholder or group of stockholders that satisfy the requirements of this Section 10, including qualifying as an Eligible Stockholder (as defined in paragraph (e) below) and that expressly elects at the time of providing the written notice required by this Section 10 (a “Proxy Access Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 10.

(b)           For purposes of this Section 10, the “Required Information” that the corporation will include in its proxy statement is: (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (g) below). The corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement (and other proxy materials) its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the corporation with respect to the foregoing.

(c)           To be timely, a stockholder’s Proxy Access Notice must be delivered to the principal executive offices of the corporation within the time periods applicable to stockholder notices of nominations pursuant to Section 9(a)(ii) of these Bylaws. In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting, the date of which has been announced by the corporation, commence a new time period for the giving of a Proxy Access Notice.

(d)           The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 10 but either are subsequently withdrawn or that the Board decides to nominate as Boards’ nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 10 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(i)           the number of such director candidates for which the corporation shall have received one or more valid stockholder notices nominating director candidates pursuant to Section 9 (but not this Section 10) of these Bylaws;

(ii)          the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of voting stock, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board, for at least one full term, but only to the extent the Permitted Number after such reduction with respect to this clause equals or exceeds one; and

(iii)         the number of directors in office that will be included in the corporation’s proxy materials with respect to such annual meeting, or whose term of office will continue beyond the date of such annual meeting, regardless of the outcome of such meeting, for whom access to the corporation’s proxy materials was previously provided pursuant to this Section 10, other than any such director referred to in this clause who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board, for at least one (1) full term;

provided, further, that in the event the Board resolves to reduce the size of the Board effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy statement pursuant to this Section 10 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this Section 10 for an annual meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)           An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this Section 10, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the voting stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting; provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed fifty (50). Two (2) or more collective investment funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (e); provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 10. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 10 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (e), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

For purposes of this Section 10, a stockholder shall be deemed to “own” only those shares as to which the stockholder itself possesses: (i) the full voting rights pertaining to the shares; (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; and (iii) the full power to dispose of or direct the disposition of such shares. The number of shares calculated in accordance with the foregoing clauses (i), (ii) and (iii) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement or understanding entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument, agreement or understanding is to be settled with shares or with cash based on the notional amount or value of voting stock, in any such case which instrument, or agreement or understanding has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares; and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving a national or multi-national market index. A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has (A) loaned such shares provided that such person has the power to recall such loaned shares on not more than five (5) business days’ notice or (B) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the stockholder without any condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(f)            No later than the final date when a Proxy Access Notice pursuant to this Section 10 may be timely delivered to the Secretary, an Eligible Stockholder, including each stockholder, collective investment fund included within a Qualifying Fund or beneficial holder whose stock ownership is counted for the purpose of qualifying as holding the Proxy Access Request Required Shares or qualifying as an Eligible Stockholder (a “Constituent Holder”), must provide the following information in writing to the Secretary:

(i)           with respect to each Constituent Holder, the name and address of, and number of shares of voting stock owned by, such person;

(ii)           one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven (7) days prior to the date the Proxy Access Notice is delivered to the corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(A)             within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(B)             immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(iii)           the information, representations and agreements contemplated by Section 9(a)(iii) of these Bylaws (with references to a Proposing Person or stockholder therein to include such Eligible Stockholder (including each Constituent Holder));

(iv)           a representation that such person:

(A)             acquired the Proxy Access Request Required Shares in the ordinary course of business and neither the Eligible Stockholder nor the Stockholder Nominee nor their respective affiliates and associates acquired or is holding any securities of the corporation with the intent to change or influence control of the corporation;

(B)             has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10;

(C)             has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board;

(D)             will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and

(E)             will provide facts, statements and other information in all communications with the corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 10.

(v)           in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(vi)         an undertaking that such person agrees to:

(A)             assume all liability stemming from, and indemnify and hold harmless the corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder (including such person) provided to the corporation;

(B)             promptly provide to the corporation such other information as the corporation may reasonably request; and

(C)             file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this Section 10 may be delivered to the corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the Board that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 10 to be provided to the corporation must be supplemented (by delivery to the Secretary): (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date; and (2) no later than eight (8) days before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these Bylaws) available to the corporation relating to any defect, subject to the provisions of Section 10(j) below.

(g)           The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 10 is originally provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”).

(h)           Notwithstanding anything to the contrary contained in this Section 10, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), or would violate any applicable law, rule, regulation or listing standard.

(i)             No later than the final date when a nomination pursuant to this Section 10 may be delivered to the corporation, each Stockholder Nominee must:

(A)             provide an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the corporation’s proxy statement and form of proxy card as a nominee and intends to serve as a director of the corporation for the entire term if elected;

(B)             complete, sign and submit the Director Questionnaire, representation, and agreement required by Section 9(c)(iv) of these Bylaws; and

(C)             provide such additional information as necessary to permit the Board to determine: (a) if any of the matters referred to in paragraph (k) below apply; (b) if such Stockholder Nominee has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s Corporate Governance Guidelines; or (c) is or has been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these Bylaws) available to the corporation relating to any such defect.

(j)             Within fourteen (14) days of receipt by the corporation of a Proxy Access Notice pursuant to this Section 10, the corporation shall notify the Eligible Stockholder in writing of deficiencies in such Proxy Access Notice, if any, including any deficiencies in the completed Director Questionnaire. An Eligible Stockholder who has been notified by the corporation of any deficiencies in accordance with this paragraph may cure such deficiencies in writing to the Secretary of the corporation at the principal executive offices of the corporation within the applicable time frame for receipt of the Proxy Access Notice, as set forth in Section 10(c). For the avoidance of doubt, notice from the corporation to the Eligible Stockholder of any deficiencies shall not extend the applicable time frame set forth in 10(c) and no subsequent submission by the Eligible Stockholder shall limit the corporation’s right to reject the Proxy Access Notice for failure to comply with these Bylaws.

(k)         Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Stockholder Nominee’s disability or other health reason) will be ineligible to be a Stockholder Nominee pursuant to this Section 10 for the next two annual meetings. Any Stockholder Nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 10 or any other provision of these Bylaws, the Certificate of Incorporation or any applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

(l)           The corporation shall not be required to include, pursuant to this Section 10, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the corporation:

(i)           who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing independence of the corporation’s directors, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), in each case as determined by the Board;

(ii)           whose service as a member of the Board would violate or cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable law, rule or regulation;

(iii)         who is or has been, within the past three (3) years, an officer or director of a Principal Competitor, or who is a subject of a pending criminal proceeding, has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(iv)           if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 10 or any agreement, representation or undertaking required by this Section; or

(v)           if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Clauses (1), (2) and (3) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (4), will result in the exclusion from the proxy materials pursuant to this Section 10 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (5) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (4) will result in the voting stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 10 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

(m)         Notwithstanding the foregoing provisions of this Section 10, if the Eligible Stockholder giving the Proxy Access Notice (or a qualified representative thereof) does not appear at the annual meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

Section 11.           MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 11 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder upon request for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 12.           STOCKHOLDER ACTION BY CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may not be taken without a meeting.

ARTICLE III.
DIRECTORS

Section 1.               THE NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be not less than three nor more than thirteen. The actual number of directors shall be fixed from time to time solely by resolution adopted by the affirmative vote of a majority of the directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that for so long as the Board is classified, any director or the entire Board may be removed, for cause, from the Board at any meeting of stockholders by not less than 66 2/3% of the outstanding stock of the corporation, and after the Board is declassified, a director may be removed from office with or without cause by the stockholders and, in addition to any other vote required by law, upon the affirmative vote of not less than a majority of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

Section 2.               ELECTION OF DIRECTORS. Except as otherwise provided by express provision of the statutes, the Certificate of Incorporation or these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the record date for a meeting of stockholders for which directors are to be elected, the number of nominees exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present shall be elected. For purposes of this Section 2, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

Section 3.               VACANCIES. Vacancies on the Board by reason of the death, resignation or removal of a director and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected, or in the case of a director filling a vacancy resulting from a newly created directorship, the next annual meeting of stockholders. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4.               POWERS. The property and business of the corporation shall be managed by or under the direction of its Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 5.               PLACE OF DIRECTORS’ MEETINGS. The directors may hold their meetings, have one or more offices and keep the books of the corporation outside of the State of Delaware.

Section 6.               REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 7.             SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board or the President on forty-eight hours’ notice to each director (or on such shorter notice as the persons calling such meeting may deem necessary or appropriate given the circumstances), either personally, by mail, electronic mail or by any other means of electronic communication; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors, unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

Section 8.             QUORUM. At all meetings of the Board a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 9.             ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic communications.

Section 10.           TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 11.           BOARD LEADERSHIP.

(a)          Chairman of the Board. The Board shall annually elect one of its members to serve as Chairman of the Board and shall fill any vacancy in the position at such time and in such manner as the Board shall determine. The Chairman of the Board shall preside, when present, over all meetings of the stockholders and of the Board, other than meetings of the independent directors, which shall be presided over by the Lead Independent Director if the Chairman of the Board is not an independent director. The Chairman of the Board shall have such other duties and powers as set forth in these Bylaws or as may from time to time be assigned or required by the Board.

(b)           Lead Independent Director. If the Chairman of the Board is not an independent director, the Board shall annually designate an independent director to serve as the Lead Independent Director on the Board and shall fill any vacancy in the position of Lead Independent Director, when applicable, at such time and in such manner as the independent directors of the Board shall determine, provided that the Lead Independent Director may only be selected from among the independent directors. The Lead Independent Director shall serve at the pleasure of the Board and may be removed by the Board at any time with or without cause. The Lead Independent Director shall preside, when present, at all meetings of the stockholders and of the Board at which the Chairman of the Board is not present and at all meetings of the independent directors of the Board. The Lead Independent Director shall have such other powers and perform such other duties as the Board may from time to time delegate.

Section 12.           COMMITTEES OF DIRECTORS. The Board may, by resolution passed by the Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the authority with respect to: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any bylaw of the corporation.

Section 13.           MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 14.           COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV.
OFFICERS

Section 1.              OFFICERS. The executive officers of this corporation shall be chosen by the Board and shall include a Chief Executive Officer, President, a Secretary and a Chief Financial Officer or Treasurer and such other executive officers as shall be appointed by the Board from time to time. The corporation may also have such other non-executive officers as are desired, as may be appointed by the President and Chief Executive Officer, from time to time, including one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers with such titles as shall be approved by the Board for appointment by the President and Chief Executive Officer or another executive officer. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President or other similar or dissimilar title. The directors may by resolution determine the order of the rank of executive and other officers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2.               ELECTION OF OFFICERS. The Board, at its first meeting after each annual meeting of stockholders, shall choose the executive officers of the corporation.

Section 3.               SUBORDINATE OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.               COMPENSATION OF OFFICERS. The salaries of all executive officers (within the meaning of Rule 3b-7 under the Exchange Act) and agents of the corporation shall be fixed by the Board.

Section 5.               TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board.

Section 6.               POWERS AND DUTIES OF OFFICERS. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V.
INDEMNIFICATION OF EMPLOYEES AND AGENTS

The corporation may indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

ARTICLE VI.
CERTIFICATES OF STOCK

Section 1.               FORM AND EXECUTION OF CERTIFICATES. Shares of the corporation’s stock may be certificated or uncertificated, as provided under Delaware law. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by any two authorized officers of the corporation, in addition to any officers delegated the authority to sign stock certificates by the Board of Directors, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares owned by such stockholder in the corporation.

Section 2.               SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3.               STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 4.               LOST CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.               TRANSFERS OF STOCK. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by a certificate, upon the surrender to the corporation, or the transfer agent of the corporation, of a certificate or certificates for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer for a like number of shares.

Section 6.               REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

ARTICLE VII.
GENERAL PROVISIONS

Section 1.               CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board may from time to time designate.

Section 2.               FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board.

Section 3.               CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board.

Section 4.               MANNER OF GIVING NOTICE. Whenever, under the law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by email or other means of communication permitted by law.

Section 5.               WAIVER OF NOTICE. Whenever any notice is required to be given under the law, the Certificate of Incorporation or these Bylaws, a waiver thereof via electronic mail transmission or in writing, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

Section 6.               EXCLUSIVE FORUM.

(a)         Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the corporation to the corporation or to the corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any action asserting a claim against the corporation or any current or former director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these Bylaws (as either may be amended, restated, modified, supplemented or waived from time to time); (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws of the corporation; (v) any action asserting a claim related to or involving the corporation that is governed by the internal affairs doctrine; or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

(b)           Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 against the corporation or any director or officer of the corporation.

Section 7.               SEVERABILITY.

To the extent any provision of these Bylaws would be, in the absence of this Section 7, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

ARTICLE VIII.
AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board in accordance with the terms of the Certificate of Incorporation. If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

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